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                                                                 Exhibit (10)(d)


        THE UPJOHN MANAGEMENT INCENTIVE PROGRAM OF 1992

     1.     Purposes

     The purposes of the Program are (a) to provide additional incentives and rewards to executives and key personnel who contribute to the success of the Company and its Subsidiaries by their invention, ability, industry, loyalty or exceptional service, through making them participants in that success; (b) to attract to and retain in the employ of the Company and its Subsidiaries, individuals of outstanding competence; and (c) to encourage the ownership by such individuals of stock of the Company or otherwise further the identity of their interests with those of the Company's stockholders generally. The Program is composed of the Incentive Compensation Plan of 1992, the 1992 Stock Option Plan and the 1992 Performance Share Plan.
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     2.     Definitions

     Unless otherwise required by the context, the terms used in the Program shall have the meanings set forth in this Section 2.

     2.01 ADJUSTED EARNINGS BEFORE TAX: The Earnings Before Tax of the Company for a Compensation Year before deduction of any provision for incentive compensation awards and as adjusted on or before December 31 of such Compensation Year for such extraordinary or non-recurring items as the Board of Directors determines in its discretion are necessary to properly reflect the efforts of the Incentive Compensation Group.

     2.02 AGGREGATE TARGET FUND: The sum of the Target Awards for each member of the Incentive Compensation Group.

     2.03 AWARD: An Incentive Compensation Award, Performance Share Award, or both, as the context indicates.

     2.04   AWARD PERIOD: A number of Compensation Years, not less than two
(2), specified by the Incentive Committee, with respect to corporate officers, and by the Chief Executive Officer, with respect to all other eligible Participants, with respect to a Performance Share Award. Award Periods may run consecutively or concurrently, in whole or in part.
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     2.05   BASIC PORTION:  The portion of an Incentive Compensation Award that is calculated and paid in accordance with the provisions of Sections 6.04 and
6.06 below.

     2.06 BENEFICIARY: As applied to a Participant, a person or entity (including a trust or the estate of the Participant) designated pursuant to rules of general application adopted by the Incentive Committee, in a written document executed by the Participant in such form as shall be approved by the Incentive Committee, to receive, in the event of the death of the Participant, the unpaid balance of an Incentive Compensation Award, Options or Stock Appreciation Rights, or a Performance Share Award. If, at the time when an unpaid balance of an Incentive Compensation Award or Performance Share Award shall be or become payable, or an Option or Stock Appreciation Right shall be exercisable, at or after the death of the Participant, there shall not be any living person or any entity in existence so designated, the term "Beneficiary" shall mean the Participant's personal representative.

     2.07   BOARD or BOARD OF DIRECTORS: The Board of Directors of the Company.

     2.08 COMMON STOCK: The common stock of the Company, par value $1.00 per share, or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 4 below.
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     2.09   COMPANY: The Upjohn Company, a Delaware corporation.

     2.10 COMPENSATION YEAR: A calendar year for which the Program is in effect.

     2.11 DEFERRED PORTION: The portion of an Incentive Compensation Award that is calculated and paid in accordance with the provisions of Sections 6.05 and 6.06 below.

     2.12 DISABILITY: A condition that causes a Participant to become permanently and totally disabled and unable to perform his assigned duties as determined by a physician designated by the Company.

     2.13   DIVIDEND EQUIVALENT:

            (a) As applied to a Participant who has elected to receive payment of the unpaid portion of an Incentive Compensation Award in, or measured by the value of, shares of Common Stock, or as applied to a Participant who has been credited with the Deferred Portion of an Incentive Compensation Award pursuant to the provisions of Section 6.03(c) below, an amount equal to each dividend, other than a dividend in Common Stock, that would have been received by the Participant in respect of shares of the Common Stock (giving effect to any adjustments under Section 4 below) in which such unpaid portion of his Award shall at the time be payable or by the value of
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which payment of such unpaid portion shall be measured, if such shares of
Common Stock had been transferred to such Participant on the date on which the Award was made and had been retained by him up to and including the record date for payment of such dividend.

            (b) As applied to the recipient of a Performance Share Award, an amount equal to each dividend, other than a dividend payable in Common Stock, that would have been received by the recipient in respect of the number of Performance Shares subject to such Performance Share Award (giving effect to any adjustment pursuant to Section 4 above) if Shares had been transferred to such recipient on the date on which such Performance Share Award was granted and had been retained by such recipient up to and including the record date for payment of such dividend.

     2.14 EARNINGS BEFORE TAX OF THE COMPANY: The consolidated earnings before tax of the Company for a Compensation Year, as reported in the audited consolidated annual statement of earnings for such Compensation Year.

     2.15 ELIGIBLE EMPLOYEE: An officer of the Company or other salaried Employee, including a director who is such an officer or salaried Employee.

     2.16   EMPLOYEE: An individual employed by the Company or a Subsidiary.
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     2.17   FAIR MARKET VALUE: As applied to a specific date, the average of the highest and lowest quoted selling prices of Common Stock on sales, regular way, reported for such date for New York Stock Exchange issues on the consolidated stock exchange network or, if Common Stock was not traded on such date, on the next preceding day on which the Common Stock was so traded.

     2.18 INCENTIVE COMMITTEE: The Incentive Committee appointed pursuant to the provisions of Section 3 below to administer the Program.

     2.19 INCENTIVE COMPENSATION AWARD: An award of incentive compensation granted from time to time under the Program.

     2.20 INCENTIVE COMPENSATION GROUP: As applied to a Compensation Year, the Employees who are corporate officers selected by the Incentive Committee, and by the Chief Executive Officer with respect to all other eligible Employees, for such Compensation Year pursuant to the provisions of Section
6.02 below.

     2.21 INCENTIVE STOCK OPTION: A form of Option that meets all of the requirements set forth under Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time, or any successor provision.
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     2.22   MAXIMUM INCENTIVE COMPENSATION: The maximum amount available for incentive compensation awards for a particular Compensation Year as determined by the Board of Directors on recommendation of the Incentive Committee, composed of the Aggregate Target Fund, as adjusted, and the Supplemental Fund. In no event shall Maximum Incentive Compensation for any Compensation Year exceed the smallest of:

                 (i) five percent (5%) of the amount, if any, by which the Adjusted Earnings Before Tax of the Company exceeds 15% of Shareholders' Equity (consolidated total assets less consolidated total liabilities) as reported in the audited consolidated balance sheet of the Company as of December 31 of the preceding Compensation Year;

                (ii) the total amount of Common Stock dividends paid during such Compensation Year; or

               (iii) three percent (3%) of Earnings Before Tax of the Company.


     2.23   OPTIONS: The options granted from time to time under the Program.

     2.24 PARTICIPANT: An Employee to whom an Incentive Compensation Award, Option, Stock Appreciation Right or Performance Share Award has been granted under the Program.
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     2.25   PERFORMANCE SHARE: One share of Common Stock subject to a
Performance Share Award, as adjusted pursuant to Section 4 below.

     2.26 PERFORMANCE SHARE AWARD: An award of a right to receive a specified number of Performance Shares, or cash in respect thereof, as provided in
Section 8.05 below, which right shall be contingent upon and shall vest only to the extent that the Vesting Criteria applicable to such award are satisfied.

     2.27 PROGRAM: The Upjohn Management Incentive Program of 1992 set forth in these pages, as it may be amended from time to time.

     2.28 RESTRICTED SHARES: Shares of Common Stock transferred subject to restrictions precluding a sale or other disposition for a period of time and requiring, as a condition to retention, compliance with any other terms and conditions imposed by the Incentive Committee.

     2.29 RETIREMENT: Termination of employment at or after attainment of age sixty five (65).

     2.30 SALARY: The total compensation currently paid to an Employee by the Company and its Subsidiaries and designated "salary" and in any event exclusive of any special bonuses, of Incentive Compensation Awards under the Program, of any
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payments to or for the account of the Employee under any pension, excess benefit, profit-sharing or thrift or savings plan, and of fringe benefits.

     2.31 SERVICE: Employment as a regular Employee of the Company or a Subsidiary. Service shall not be considered to have been terminated by disability, whether temporary or permanent, during any period that the Participant shall be entitled to receive at least one-half the salary paid to him immediately prior to his disability. A Participant who is rendering advisory services at a salary of less than one-half (1/2) of the salary that he was being paid as a full-time Employee of the Company or a Subsidiary shall be considered to have terminated his service.

     2.32 STOCK APPRECIATION RIGHT: A right to receive a number of shares of Common Stock, or cash in lieu thereof, based upon the increase in value of Common Stock, as more particularly set forth in Section 7.08 below.

     2.33 SUBSIDIARY: A corporation the financial results of which for the Compensation Year are consolidated with those of the Company for purposes of the financial statement of consolidated earnings for such Compensation Year included in the Company's annual report to stockholders.
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     2.34   SUPPLEMENTAL FUND: An amount equal to the excess, if any, of
Maximum Incentive Compensation over the Aggregate Target Fund, as such fund may be adjusted pursuant to Section 6.01(a) below.

     2.35 TARGET AWARD: An amount established by the Incentive Committee, with respect to corporate officers, and by the Chief Executive Officer, with respect to all other eligible Participants, for each member of the Incentive Compensation Group.

     2.36 VESTING CRITERIA: Financial or strategic performance goals adopted by the Incentive Committee, with respect to corporate officers, and by the Chief Executive Officer, with respect to all other eligible Participants, at the beginning of an Award Period for the purpose of determining, at the conclusion of the Award Period, what portion of the Performance Share Award shall vest and become distributable.
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     3.     Administration

     3.01 The Program shall be administered with respect to corporate officers by an Incentive Committee appointed by the Board of Directors from among its number, one of whose members shall be designated Chairman by the Board. The Program shall be administered by the Chief Executive Officer of the Company with respect to all Employees other than corporate officers of the Company, except that any unusual items or actions that are substantially different from prior practice shall be discussed with the Incentive Committee in advance. No person appointed to the Incentive Committee shall be eligible for an Incentive Compensation Award or for the grant of an Option or Stock Appreciation Right or Performance Share Award while serving on the Incentive Committee and no person shall be appointed to or shall serve as a member of the Incentive Committee unless at the time of such appointment and service he shall be a "disinterested person," as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as at such time in effect or any other provision that may replace such Rule and be in effect at such time.

     3.02 The Incentive Committee shall consist of not less than three (3) members, and its number may from time to time be increased or reduced (to not less than three (3)) in the discretion of the Board of Directors.
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     3.03   At all meetings of the Incentive Committee, a majority of all the members of the Incentive Committee shall be necessary and sufficient to constitute a quorum. Only members of the Incentive Committee shall be entitled to vote, and each such member shall be entitled to one vote. Any action taken or recommendation made by the Incentive Committee shall require the affirmative vote of a majority of all the members of the Incentive Committee. The Incentive Committee may act or recommend by written determination instead of by affirmative vote at a meeting, provided that any written determination shall be signed by a majority of all the members of the Incentive Committee, and any such written determination shall be as fully effective as a majority vote at a meeting.

     3.04 The Incentive Committee may establish and from time to time amend rules and regulations of general application for the administration of the Program, subject to the provisions thereof. The Company shall pay such compensation, if any, for the services of the members of the Incentive Committee and such of their expenses, if any, and any other expenses of the Program as the Board of Directors may from time to time approve. The Incentive Committee may employ counsel whose reasonable compensation and expenses shall be paid by the Company.

     3.05 The Incentive Committee shall keep an accurate and complete record of its proceedings. Subject to the provisions
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of the Program, it shall conduct its business and hold its meetings as determined by it from time to time, and shall adopt, and may from time to time amend, its own rules of procedure. The Incentive Committee may elect a secretary and such assistant secretaries as it shall deem necessary who may, but need not, be members of the Incentive Committee.

     3.06 The Incentive Committee shall have full power and discretion to administer, construe and interpret the Program. In addition, the Chief Executive Officer of the Company shall have full power and discretion to administer, construe and interpret the Program, consistent with the Incentive Committee's actions, with respect to all Participants except corporate officers. Any action taken or decision made under the respective provisions of the Program by the Company, the Board of Directors, the Incentive Committee or the Chief Executive Officer, arising out of or in connection with the administration, construction, interpretation or effect of the Program, or recommendations in accordance therewith, or of any rules and regulations adopted thereunder, shall in each case lie within its discretion and shall be conclusive and binding on the Company and its stockholders and on all members of the Incentive Compensation Group, all Participants and Beneficiaries, all holders of Options, Stock Appreciation Rights and Performance Share Awards and all persons claiming under or through any of them.
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     3.07   In the administration of the Program, the Incentive Committee (for corporate officers) or the Chief Executive Officer (for all Participants except corporate officers) may, with respect to the unpaid portion of any Award under the Program, accelerate payment of such unpaid portion in the case of the death or Disability of a Participant or, in the case of an Employee who is not a member of the Board of Directors, of unforeseen circumstances deemed by the Incentive Committee (for corporate officers) or the Chief Executive Officer (for all Participants except corporate officers) in the reasonable exercise of its discretion to constitute hardship.

     3.08 The Board of Directors, the Incentive Committee and the Chief Executive Officer may rely upon any information supplied to them by any officer of the Company or by the Company's independent public accountants and may rely upon the advice of such accountants and of counsel, and shall be fully protected in relying upon any such information and advice. The Chief Executive Officer of the Company shall on invitation attend all meetings of the Incentive Committee, but, unless eligible and appointed and serving as a member of the Incentive Committee, shall have no vote.

     3.09 To the full extent permitted by law, no member of the Board of Directors or of the Incentive Committee shall be liable for any act or failure to act of any other member of such Board or Incentive Committee, as the case may be, or of
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any officer, agent or employee, and no member of the Board of Directors or of the Incentive Committee shall be liable for any act, or failure to act, of his own unless such act or failure to act shall have been in bad faith or grossly negligent.

     3.10 The fact that a member of the Board of Directors shall at the time be, or shall theretofore have been or thereafter may be, a Participant or person who has received or is eligible to receive an Incentive Compensation Award or an Option or Stock Appreciation Right or Performance Share Award shall not disqualify him from taking part in and voting at any time as a member of the Board of Directors in favor of or against any amendment or repeal of the Program, provided that such action by the Board shall be only in accordance with the recommendations of the Incentive Committee as provided in Section 10 below.
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     4.     Adjustments Upon Changes in Capitalization

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure of the Company affecting shares of its Common Stock, the Incentive Committee shall recommend and the Board of Directors shall make appropriate adjustment (a) in respect of the unpaid balance of any Incentive Compensation Award payable in or measured by the value of shares of Common Stock, (b) in respect of any Restricted Shares or Performance Share Awards authorized, transferred or granted under the Program and (c) in the number and kind of shares authorized by the 1992 Stock Option Plan, in the aggregate and to any individual Employee or group of Employees, in the number and kind of shares subject to unexercised Options and Stock Appreciation Rights theretofore granted and in the purchase price of such shares.
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     5.     Term of the Program

     Grants of Performance Share Awards or Incentive Compensation Awards may be made under the Program for each of the five (5) calendar years 1992 through 1996, both inclusive, or any portion thereof, and Options and Stock Appreciation Rights may be granted under the Program at any time or from time to time during each of such five (5) years. Unless the Program shall be extended or readopted by the stockholders of the Company, no Incentive Compensation Awards shall be made under the Program for any calendar year subsequent to 1996 and no Options or Stock Appreciation Rights or Performance Share Awards shall be granted after December 31, 1996; provided, that the Incentive Committee may establish, with respect to Performance Share Awards, an Award Period that includes Compensation Years beginning after December 31, 1996, if the earliest Compensation Year in such Award Period ends no later than December 31, 1996.
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     6.     The Incentive Compensation Plan of 1992

     6.01   Determinations by Incentive Committee and Auditors

            (a) Prior to each Compensation Year, the Incentive Committee, with respect to corporate officers, and the Chief Executive Officer, with respect to all other eligible Participants, shall select the Incentive Compensation Group in accordance with Section 6.02 below and shall establish the Target Award or other basis of participation for each member of the Incentive Compensation Group. In addition, the Incentive Committee, with respect to corporate officers, and the Chief Executive Officer, with respect to all other eligible Participants, may adopt corporate or business performance objectives that may be used as the basis for adjusting Participants' Target Awards.

            (b) At any time after the end of the Compensation Year, the Incentive Committee, with respect to corporate officers, and the Chief
Executive Officer, with respect to all other eligible Participants, may select one or more members of the Incentive Compensation Group determined to have made an extraordinary contribution to the Company during the Compensation Year, and may award to such members a payment from the Supplemental Fund. Payment of each award from the Supplemental Fund shall be made at the same time and in the same manner as the recipient's Target Award for the Compensation Year, and shall be subject to the elections made by such Participant with respect to the Incentive Compensation Award of such Participant for such Compensation Year. A Participant's Incentive
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Compensation Award under the Program for any Compensation Year shall consist of such Participant's Target Award plus such Participant's award, if any, from the Supplemental Fund.

            (c)  As soon as practicable after the end of each Compensation
Year, the independent accounting firm employed by the Company as its auditors shall determine and report the results of operations and financial condition of the Company for such Compensation Year, and on the basis thereof, relative to objectives that may have been adopted by the Incentive Committee prior to such Compensation Year, the Incentive Committee shall determine the Maximum
Incentive Compensation. The determination and report of such auditors for purposes of this Section 6.01 may be amended by such auditors within a period of two (2) weeks after its submission to the Board of Directors, but after such two (2) week period shall be in all respects final and conclusive, for purposes of determining the Maximum Incentive Compensation, on the Company and its stockholders, the Incentive Committee, the members at any time of the Incentive Compensation Group, the Participants and their Beneficiaries, and all others who may be eligible for Incentive Compensation Awards or to whom Incentive Compensation Awards may be made or who may be claiming benefits under the Program or otherwise, and, without limiting the generality of the foregoing, shall remain final and conclusive for such purposes for such Compensation Year irrespective of any subsequently discovered miscalculation or error or other subsequent adjustments and irrespective of the results of any subsequent
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audit or review by the Commissioner of Internal Revenue, or by any other agency or tribunal, affecting any item of Earnings Before Tax of the Company or Adjusted Earnings Before Tax of the Company.

            (d) Such report by the Company's auditors of results of operations and financial condition of the Company for the Compensation Year for the purposes of determining Maximum Incentive Compensation shall be directed to the Board of Directors, and the Chief Financial Officer of the Company shall promptly transmit a copy to the Incentive Committee.

     6.02   Incentive Compensation Group

            (a) The Incentive Compensation Group for any Compensation Year shall consist of such Employees of the Company and its Subsidiaries, including officers, division heads and other executives, as the Incentive Committee, with respect to corporate officers, and the Chief Executive Officer, with respect to all other eligible Participants, may select for such Compensation Year in the manner hereinafter provided.

            (b) An Employee shall be eligible for selection as a member of the Incentive Compensation Group for a Compensation Year only if employed by the Company or a Subsidiary at the beginning of such Compensation Year and only if he shall meet such standards (which may differ with respect to Employees in different countries or locations) as the Board of Directors may from time to time determine, but qualification by such standards shall not in itself entitle an Employee to membership
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in the Incentive Compensation Group.  A change in the standards qualifying an
Employee for the Incentive Compensation Group, made by the Board of Directors during a Compensation Year, shall not be made applicable to the Incentive Compensation Group for such Compensation Year but shall be applicable only with respect to a succeeding Compensation Year or Years.

            (c) A person who is compensated on the basis of fee or retainer, as distinguished from Salary, shall not be eligible for membership in the Incentive Compensation Group while so compensated.

            (d) No member of the Incentive Committee shall, while serving on the Incentive Committee, be eligible for membership in the Incentive Compensation Group.

            (e) A member of the Board of Directors or any committee thereof, or of the board of directors or any committee thereof of a Subsidiary of the Company, shall not be eligible for membership in the Incentive Compensation Group unless he is also an Employee but, if an Employee, he shall not be ineligible because he is such a director or, except as provided in Section 6.02(d) above, because he is a member of any committee.

            (f) Notwithstanding any other provision hereof, the Incentive Committee may at any time resolve that the selection of Employees for membership in the Incentive Compensation Group and the establishment of their Target Awards that could be made by the Chief Executive Officer shall be made by the Incentive Committee instead.
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     6.03   Incentive Compensation Awards

            (a)  As promptly as practicable after receiving notice, pursuant to
Section 6.01(d) above, of the results of the operations and financial condition of the Company for a Compensation Year, the Incentive Committee, with respect to corporate officers, and the Chief Executive Officer, with respect to all other eligible Participants, shall make Incentive Compensation Awards for such Compensation Year pursuant to Sections 6.01 and 6.02. Such Awards shall in no event exceed in aggregate amount the Maximum Incentive Compensation for such Compensation Year.

            (b) If the employment of a member of the Incentive Compensation Group shall have terminated during a Compensation Year for any reason, excepting (i) termination by the Company or a Subsidiary for cause; (ii) termination by the member for the purpose of assuming employment with a competitor of the Company or a Subsidiary; or (iii) termination during the Compensation Year following a "change in control" (as defined in Section 7.09 below), he, or, in the event of his death, such person or persons as the Incentive Committee may in its discretion select may (but need not) be granted such Award, if any (but not exceeding the total amount such member would have received if employed throughout the entire Compensation Year), and on such basis as the Incentive Committee may in its discretion determine. Such determination shall be made and reported to the Board of Directors of the Company prior to the end of such Compensation Year (or as soon as practicable thereafter). Any member who is terminated by the Company or a Subsidiary for cause or who terminates for the purpose of assuming employment with a competitor of the Company or a Subsidiary shall receive no payment or Award with respect to the Compensation Year in which he terminates. In the event the employment of a member of the Incentive Compensation Group shall terminate during the Compensation Year following a "change in control" (as defined in Section 7.09 below), notwithstanding any other provisions of the Program, the award to or for such member shall be an amount equal to that portion of his Target Award determined by multiplying his Target Award by the fraction determined by dividing the number of days elapsed since the beginning of the Compensation Year until his date of termination by 365. The reduction of an Incentive Compensation Award for a Compensation Year as the result of the termination of employment of a member of the Incentive Compensation Group shall reduce the Company's obligation in respect of total Incentive Compensation Awards for such Compensation Year and shall neither increase nor reduce the Awards for such Compensation Year to other members of the Incentive Compensation Group.

            (c) Each Incentive Compensation Award shall consist of two parts: the Basic Portion (which shall represent eighty percent (80%) of the total Award, including any Award from the Supplemental Fund), and the Deferred Portion (which shall represent twenty percent (20%) of the total Award, including any Award from the Supplemental Fund). The provi-sions of Section 6.04 below shall apply only to the Basic Portion, and the provisions of Section 6.05 below shall apply only to the Deferred Portion, of each Incentive Compensation Award.

     6.04   Time and Form of Payment of the Basic Portion of an Award

            (a) Subject to the subsequent provisions of this Section 6.04, the Basic Portion of each Incentive Compensation Award shall be paid in cash in full as soon as practicable after the Award shall have been made.

            (b) In the event that a member of the Incentive Compensation Group in respect of a Compensation Year shall have so elected, in accordance with the provisions of Section 6.04(c) below, with respect to the Basic Portion of an Incentive Compensation Award that may be made to him for such Compensation Year, the amount of the Basic Portion of an Award for such Compensation Year that is subject to election under Section 6.04(c) below shall, subject to the provisions of Section 6.06(a) below, be paid to him in one of the four (4) following methods of payment elected by such member:

                 (i)  In such number of annual installments not less than two
(2) nor more than ten (10) as such member shall have elected, in cash or in shares of Common Stock, as such member shall have elected, payable on the first day of March of the calendar year following the year in which termination of Service of such member shall have taken place, or as soon as practicable thereafter, and continuing on the first day of March, or as soon as practicable thereafter, of each calendar year thereafter until the total amount of the Award subject to such election for such Compensation Year shall have been paid.

                 (ii) In three (3) annual installments in cash, payable on the first day of March of the second calendar year after the Compensation Year for which the Award shall have been made, or as soon as practicable thereafter, and continuing on the first day of March, or as soon as practicable thereafter, of each calendar year thereafter until the total amount of the Award subject to such election for such Compensation Year shall have been paid.

                 (iii) In one (1) payment, in cash, equal to the full amount of the Award subject to such election for such Compensation Year, payable on the first day of March, or as soon as practicable thereafter, of the fourth calendar year after the Compensation Year for which the Award shall have been made.

                 (iv) In one (1) payment, in cash, shares of Common Stock or such other form as the Incentive Committee shall determine, equal to the full amount of the Award subject to such election for such Compensation Year, payable on the first day of March of the calendar year following the year in which termination of Service of such member shall have taken place, or as soon as practicable thereafter.

            (c) The amount subject to the election provided for in Section 6.04(b) above for any Compensation Year shall be

25%, 50%, 75%, or 100% of the Basic Portion of the Incentive Compensation Award for such Compensation Year as the member shall have elected prior to February 1st of such Compensation Year.

            (d) Any election in respect of the Basic Portion of an Incentive Compensation Award for a Compensation Year shall be made no later than the January 31st of such Compensation Year, and each such election so made shall be in all respects irrevocable and binding upon the Participant and his Beneficiary on February 1st of such Compensation Year.

            (e) Any amount payable in shares of Common Stock in respect of the Basic Portion of an Incentive Compensation Award for a Compensation Year shall, if authorized before the commencement of such Compensation Year by the Incentive Committee as an alternative form of payment and if so elected by the Participant prior to February 1st of such Compensation Year pursuant to authorization of the Incentive Committee, be paid,

                 (i) as soon as practicable after the Award shall have been made, in Restricted Shares, with the lapse of restrictions coinciding with the date or dates on which payment of shares of Common Stock would otherwise have been made, or

                 (ii) in cash, on each date on which payment in shares of Common Stock would otherwise have been made in an amount equal to the Fair Market Value on each such date of a number of shares equal to the number of shares of Common Stock that would otherwise have been paid on such date.

            (f) The dollar amount of that part of the Basic Portion of an Incentive Compensation Award payable in or measured by the value of shares of Common Stock shall be used to determine the largest number of shares of Common Stock that such dollar amount would purchase at the average market value of the Common Stock during the Compensation Year for which the Award shall have been made, and such amount shall be payable in or measured by the value of the number of shares of Common Stock so determined in the manner and subject to the conditions hereinafter set forth. Such average market value (herein sometimes for convenience referred to as the "plan value") shall be deemed the average of the highest and lowest quoted selling prices of Common Stock on sales, regular way, reported for the last full trading day of each of the twelve (12) calendar months of such Compensation Year for New York Stock Exchange issues on the consolidated stock exchange network.

            (g) Until the total amount payable in respect of the Basic Portion of an Award payable in, or measured by the value of, shares of Common Stock shall have been paid or shall cease to be payable, the Participant (or, in case of the prior death of the Participant, his Beneficiary) shall be credited with Dividend Equivalents with respect to such shares of Common Stock as and whenever a cash dividend is declared and paid upon shares of Common Stock. Credits in respect of Dividend Equivalents shall be applied, as and when dividends are declared and paid on shares of outstanding Common Stock, toward the credit of a number of additional shares of Common Stock, based upon the Fair Market Value of a number of shares equal to such credits at the time such credits are applied, and Dividend Equivalents shall in turn be credited upon the additional shares so credited. If the date of payment of shares (or cash measured by the value of shares) in respect of the Basic Portion of an Award shall occur after the record date of a dividend constituting a Dividend Equivalent but prior to the date of payment of such dividend, the Dividend Equivalent in respect of such dividend shall be paid or credited as of the date of payment of such dividend.

            (h) The dollar amount of that part of the Basic Portion of an Incentive Compensation Award that is not payable in (or measured by the value of) shares of Common Stock shall be credited with interest equivalents to the extent that such amount has not been distributed. Interest equivalents shall be credited and compounded annually and shall be paid at the time or times provided for payment of the Award constituting the principal therefor. Such interest equivalents shall be credited at such rate or rates as the Incentive Committee shall determine from time to time.

            (i) To the extent that an Incentive Compensation Award is payable in (or measured by the value of) shares of Common Stock, each installment, except the last, shall consist of (or be based on) the aggregate number of such shares of Common Stock, to the extent that such number of shares (or the value thereof) has not been distributed and including any additional shares credited in accordance with the provisions of

Section 6.04(g) above, divided by the number of remaining installments. If the number of shares that the preceding sentence requires is not a whole number of shares for any installment, that installment shall consist of (or be based on) the nearest number of whole shares of Common Stock. The last installment shall consist of (or be based on) the number of whole shares of Common Stock (or the value thereof) remaining to be distributed to the Participant, and any fractional share shall be paid in cash, based on Fair Market Value as of the date of payment.

            (j) To the extent that an Incentive Compensation Award is not payable in (or measured by the value of) shares of Common Stock, each installment shall be equal to the then current value of the Award, to the extent such Award has not been distributed and including any additional amounts credited in accordance with the provisions of Section 6.04(h) above, divided by the number of remaining installments.

            (k) In case of a "change in control" (as defined in Section 7.09 below) or the death of a Participant after the commencement of payments to him on account of an Incentive Compensation Award, the then remaining unpaid portion thereof shall be paid to the Participant or his Beneficiary in a single payment within ten (10) days or as soon as practicable thereafter.

            (l) The part of the Basic Portion of an Incentive Compensation Award payable in a year or years following the year in which the Incentive Compensation Award shall have been made may be subject to such terms and conditions as the Incentive Committee, in advance of the Compensation Year for which Incentive Compensation Awards are to be made, shall have prescribed, but unless so prescribed by the Incentive Committee, the part of the Basic Portion of an Incentive Compensation Award so payable shall not be subject to any such terms and conditions.

     6.05   Time and Form of Payment of the Deferred Portion of an Award

            (a) The dollar amount of the Deferred Portion of an Incentive Compensation Award shall be used to determine the number of shares of Common Stock that such dollar amount would purchase at the average market value of the Common Stock during the Compensation Year for which the Award shall have been made, and such amount shall be payable in and measured by the value of the number of shares of Common Stock so determined in the manner and subject to the conditions hereinafter set forth. Such average market value (herein sometimes for convenience referred to as the "plan value") shall be deemed the average of the highest and lowest quoted selling prices of Common Stock on sales, regular way, reported for the last full trading day of each of the twelve (12) calendar months of such Compensation Year for New York Stock Exchange issues on the consolidated stock exchange network. Such number of shares of Common Stock shall be credited to the Participant, but such shares shall actually be issued only when, and to the extent that, the

Deferred Portion of the Award becomes payable in accordance with the provisions of Section 6.05(d), (e), and (f) below.

            (b) Until the total amount payable in respect of the Deferred Portion of an Incentive Compensation Award shall have been paid or shall cease to be payable, the Participant (or, in case of the prior death of the Participant, his Beneficiary) shall be credited with Dividend Equivalents with respect to the shares of Common Stock determined in accordance with the provisions of Section 6.05(a) above as and whenever a cash dividend is declared and paid upon shares of Common Stock. Credits in respect of Dividend Equivalents shall be applied, as and when dividends are declared and paid on shares of outstanding Common Stock, toward the credit of additional shares of Common Stock, based upon the Fair Market Value of a number of shares equal to such credits at the time of such credits, and Dividend Equivalents shall in turn be credited upon the additional shares so credited. The additional shares so credited or, if so provided with respect to an Award, installments thereof, together with any cash not credited toward whole shares, shall actually be issued and distributed only when, and to the extent that, the Deferred Portion of the Award becomes payable in accordance with the provisions of Section 6.05(d), (e), and (f) below. If the date of payment for the Deferred Portion of an Award shall occur after the record date of a dividend constituting a Dividend Equivalent, but prior to the date of payment of such dividend, the Dividend

Equivalent in respect of such dividend shall be paid or credited as of the date of payment of such dividend.

            (c) The Deferred Portion of an Award (including any additional shares credited in accordance with the provisions of Section 6.05(b) above) shall not be paid and shall be forfeited if the Participant terminates employment for any reason other than death or Disability before becoming eligible to retire under the terms of The Upjohn Retirement Plan, as amended from time to time, unless the Incentive Committee determines otherwise in its discretion.

            (d) The shares of Common Stock credited to a Participant pursuant to the Deferred Portion of an Award (including any additional shares credited in accordance with the provisions of Section 6.05(b) above) shall be payable (or begin to be payable) (A) within ten (10) days following a "change in control" (as defined in Section 7.09 below), or (B) on the first day of March of the calendar year following the year in which the first of the following occurs:

            (i)  the Participant's death;

            (ii) the Participant's termination of employment by reason of Disability;

            (iii) the Participant's retirement in accordance with the terms of The Upjohn Retirement Plan, as amended from time to time; or

            (iv) the Participant's termination of employment for any other reason if, and to the extent that, in accordance with the provisions of Section

     6.05(c) above, the Incentive Committee determines that all or part of the Deferred Portion of an Award (including any additional shares credited in accordance with the provisions of Section 6.05(b) above) shall not be forfeited;

or as soon as practicable thereafter, and shall be paid exclusively in shares of Common Stock, except that any fractional share shall be paid in cash (based on Fair Market Value as of the date of payment).

            (e) In the event that a member of the Incentive Compensation Group in respect of a Compensation Year shall have so elected, in accordance with the provisions of Section 6.05(g) below, with respect to the Deferred Portion of an Incentive Compensation Award that may be made to him for such Compensation Year, the Deferred Portion of the Award for such Compensation Year that is subject to an election under the provisions of Section 6.05(g) below shall be paid to him in such number of annual installments, not less than two (2) or more than ten (10), as such member shall have elected, payable on the first day of March of the calendar year specified by the provisions of Section 6.05(d) above, or as soon as practicable thereafter, and continuing on the first day of March, or as soon as practicable thereafter, of each calendar year thereafter until the total amount of the Award (including any additional shares credited in accordance with the provisions of Section 6.05(b) above) subject to such election for such Compensation Year shall have been paid. However, unless the member elects otherwise, the Deferred Portion of an Incentive Compensation Award shall be paid in a single payment on the date specified by the provisions of Section 6.05(d) above.

            (f)  Each installment paid in accordance with the provisions of
Section 6.05(e) above, except the last, shall consist of the aggregate number of shares of Common Stock in which the Deferred Portion of the Award (including any additional shares credited in accordance with the provisions of Section 6.05(b) above) is then payable, divided by the number of remaining installments. If the number of shares that the preceding sentence requires is not a whole number of shares for any installment, that installment shall consist of the nearest number of whole shares of Common Stock. The last installment shall consist of the number of whole shares of Common Stock remaining to be distributed to the Participant, and any fractional share shall be paid in cash, based on Fair Market Value as of the date of payment.

            (g) Any election to receive installments in respect of the deferred portion of an Incentive Compensation Award for a Compensation Year shall be made no later than the January 31st of such Compensation Year, and each such election so made shall be in all respects binding and irrevocable upon the Participant and his Beneficiary on February 1st of such Compensation Year.

            (h) In case of the death of a Participant, the Deferred Portion of an Incentive Compensation Award payable in respect of the Participant shall be paid to the Beneficiary of the Participant, in accordance with the provisions of Section 6.05(d) above, in a single payment. In case of the death of a Participant after the commencement of installment payments to him on account of the Deferred Portion of an Incentive Compensation Award, the then remaining unpaid portion thereof shall be paid to the Beneficiary of the Participant in a single payment as soon as practicable after the Participant's death.

     6.06   Generally Applicable Payment Provisions

            (a) Anything herein to the contrary notwithstanding, no annual installment (other than the last) of an Incentive Compensation Award payable in cash shall, when added to all other annual installments payable at the same time under this and all prior incentive compensation plans of the Company, be less in amount than $5,000, and no annual installment (other than the last) of an Incentive Compensation Award payable in shares of Common Stock shall, when added to all other annual installments payable at the same time under this and all prior incentive compensation plans of the Company, be less in number than one hundred (100) shares. If and to the extent necessary to carry out the foregoing provision, installments of Awards in one or more of the methods of payment elected under Section 6.04 or 6.05 above or under other incentive compensation plans of the Company shall be accelerated, with the earliest Award or Awards in point of time first accelerated for that purpose.

            (b) Application of the provisions of Sections 6.04 and 6.05 above to payment of Incentive Compensation Awards shall not be deemed either to increase or to decrease the amount of such Awards or to increase Maximum Incentive Compensation.

     6.07   Certain Provisions Relating to Participation

            (a) No Employee, member of the Incentive Compensation Group, no Participant, no Beneficiary, no person claiming under or through any of them, nor any other person shall have any right or interest, whether vested or otherwise, in the Program or its continuance, or in or to the payment of any Incentive Compensation Award under the Program, whether such Award be vested, contingent or otherwise, unless and until all of the terms, conditions and provisions of the Program that affect such Award and its payment and of any terms, conditions and provisions made in or in connection with such Award and its payment shall have been fully complied with as specifically provided in the Program and the rules and regulations of the Incentive Committee thereunder.
No rights under the Program, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature, except as may be provided with respect to Restricted Shares and except that, with respect to the unpaid balance of an Award, a Participant may, under such rules and regulations as the Incentive Committee may establish, designate a Beneficiary to receive such unpaid balance of an Award, and except that, if the Beneficiary of a Participant shall be the personal representative of the Participant, such personal representative may transfer any such unpaid portion of an Award to the person, persons or entity (including a trust) entitled thereto under the will of the Participant or, in case of intestacy, under the laws relating to intestacy.

            (b) It is contemplated that the Company, although under no legal obligation to do so, may from time to time purchase shares of Common Stock for the purpose of paying all or any part of the unpaid balance of any Incentive Compensation Award payable in or measured by the value of shares of Common Stock or of replacing other shares issued or transferred in payment of all or part of an Award or of discharging its obligations in respect of Options and Stock Appreciation Rights. All shares so purchased shall, unless and until transferred in payment of such unpaid balance or obligations, be and at all times remain the property of the Company available for any corporate purpose, and neither the Incentive Compensation Group for any Compensation Year, individually or as a group, nor any Participant or Beneficiary, shall have any right, title or interest in any shares so purchased.

     6.08   Other Compensation or Incentive Arrangements

            The Program shall not be deemed a substitute for, and shall not preclude the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation, special awards or fringe benefits to employees generally, or to any class or group of employees, that the Company or a Subsidiary or affiliated corporation or organization now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, excess benefit, thrift, savings, profit-sharing or incentive or group insurance plan or any plan of a foreign Subsidiary or affiliated corporation or organization for its employees stationed in foreign countries.

     7.     The 1992 Stock Option Plan

     7.01   Stock Subject to Stock Option Plan

     The shares for which Options and Stock Appreciation Rights may be granted under the 1992 Stock Option Plan shall be shares of the Common Stock of the Company. Subject to Section 8.02 below, the number of shares that may be purchased upon exercise of Options that may from time to time be granted under the Program or that may be transferred in respect of Stock Appreciation Rights shall not exceed, in the aggregate, nine million (9,000,000) shares of such Common Stock, a number that shall be subject to adjustment as provided in
Section 4 above. If an Option, or a Stock Appreciation Right, after having been granted under the Program, shall for any reason expire or terminate without having been exercised in full, and shares shall not have been transferred nor cash paid in respect of a Stock Appreciation Right relating to an Option so granted, the shares theretofore subject to such Option or Stock Appreciation Right, as the case may be, and not purchased or transferred shall be added to the shares otherwise available for Options and Stock Appreciation Rights that may thereafter be granted. The shares to be transferred upon exercise of Options or in respect of Stock Appreciation Rights may be made available, at the discretion of the Board of Directors, from authorized but unissued shares of the Company, from stock at any time held in the treasury of the Company or from shares acquired by the Company for the purpose of the Program, including shares purchased at any time or from time to time in the open market. Subject to the limitations set forth in Section 7.02 below, some or all of the Options granted under the Program may be Incentive Stock Options.

     7.02   Number of Shares Subject to Individual Incentive Stock Options

     There shall be no limit on the number of shares of Common Stock that may be purchased upon exercise of an Option or Options or that may be transferred upon exercise of Stock Appreciation Rights granted under the Program to any individual Employee. The aggregate Fair Market Value (determined as of the date such Option is granted) of, as applicable, (i) Common Stock for which any Employee may be granted Incentive Stock Options in any calendar year, or (ii) Common Stock with respect to which Incentive Stock Options granted to any Employee become, in accordance with procedures to be established by the Incentive Committee, exercisable for the first time by such Employee during any calendar year (in the case of both (i) and (ii), under the Program and all other plans, if any, that provide for the granting of Incentive Stock Options and that are maintained by the Company, a Subsidiary or any other affiliated corporation) shall not exceed the maximum amount permitted by the Internal Revenue Code of 1986, as it may be amended from time to time.

     7.03   Factors to be Considered in Granting Options

            (a) An Option and a Stock Appreciation Right shall be granted only to an Eligible Employee and only for a reason or reasons connected with employment. An Eligible Employee may be granted more than one Option and Stock Appreciation Right subject, however, to the provisions of Section 7.02 above, but only during the term of the Program. The Incentive Committee, with respect to corporate officers, and the Chief Executive Officer, with respect to all other eligible Participants, shall determine the Employees to whom Options shall be granted and the number of shares for which any Option or Stock Appreciation Right shall be granted, taking into account the duties of the Employee, his present and potential contributions to the success of the Company, his compensation, and such other factors as the Incentive Committee, with respect to corporate officers, and the Chief Executive Officer, with respect to all other eligible Participants, shall deem relevant to the accomplishment of one or more purposes of the Program.

            (b) Notwithstanding the provisions of Section 7.03(a) above, if an optionee who is an active Eligible Employee exercises an Option (the "Exercised Option") by tendering to the Company shares of Common Stock in accordance with the provisions of Section 7.05(b) below, the optionee shall be granted, as of the date of exercise, an Option (the "Replacement Option") to purchase the number of shares tendered by the optionee in exercising the Exercised Option. The terms of the Replacement Option shall be identical to the terms of the Exercised Option, except that (i) the option price shall be determined in accordance with the provisions of Section 7.04 below as of the date on which the Replacement Option is granted, (ii) the one
(1) year of employment requirement imposed by the provisions of Section 7.05(a) below shall not apply to the Replacement Option, and the Replacement Option shall be exercisable after the expiration of such period of time, if any, as may be specified by the Incentive Committee, and (iii) the Replacement Option shall not be an Incentive Stock Option. The Replacement Option shall expire on the expiration date of the Exercised Option. This Section 7.03(b) shall apply not only upon the exercise of Options under the Program, but also upon the exercise of those Options granted under The Upjohn Management Incentive Program of 1987 that are subject to provisions that are substantially identical to the provisions of this Section 7.03(b).

     7.04   Option Price

     The purchase price of the shares of Common Stock upon the exercise of an Option granted under the Program shall be not less than the Fair Market Value of such shares on the date the Option is granted and in no event less than the par value thereof.

     7.05   Exercise of Options

            (a) An Option (other than a Replacement Option, as defined by the provisions of Section 7.03(b) above) shall not be exercisable until the optionee has completed one (1) year of employment with the Company or a Subsidiary from the date of grant of the Option, and shall be exercisable after the completion of that year of employment. After an Option shall have become exercisable, all or any part of the shares subject to the Option may be purchased at any time or from time to time thereafter during the remainder of the term of the Option; provided, that except as otherwise set forth in Section
7.07 below, an Option may not be exercised unless the holder thereof shall at the time of such exercise be an Employee.

            (b) The purchase price of the shares as to which an Option shall be exercised shall be paid in full in cash at the time of exercise. Alternatively, in lieu of cash, an optionee may exercise his Option by tendering to the Company shares of the Common Stock of the Company, owned by him, and having a Fair Market Value equal to the cash exercise price applicable to his Option, with the Fair Market Value of such stock to be determined in such appropriate manner as may be provided for by the Incentive Committee or as may be required in order to comply with or to conform to the requirements of any applicable or relevant laws or regulations; provided, that the Incentive Committee may determine that an Option shall provide that the optionee may not tender shares of Common Stock of the Company unless such shares have been held by the optionee for a minimum period of time specified by the Incentive Committee.

            (c) The holder of an Option shall not have any of the rights of a stockholder with respect to any share subject to such Option unless and until he shall become the holder of record of such share.

            (d) No Option granted under the Program shall in any event, and notwithstanding any provision in Section 7.05(a) above or Sections 7.07 and
9.06 below, be exercisable after the expiration of ten (10) years from the date on which the Option shall have been granted.

            (e) Each Option granted under the Program may be made exercisable upon such other terms and conditions consistent with the Program as shall be determined by the Incentive Committee, including provisions to the effect that the shares subject to the Option shall be Restricted Shares.

     7.06 Nontransferability and Other Matters Pertaining to Options and Stock Appreciation Rights

     Options and any Stock Appreciation Rights granted under the Program shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable, during the lifetime of the Employee, only by him or by his guardian or legal representative; provided, that nothing in the Program shall prevent the designation of a Beneficiary.

     7.07   Termination of Employment

     In case the employment of an Employee to whom an Option shall have been granted shall be terminated otherwise than as a result of death, the Option may be exercised (but only to the extent that the Employee shall have been entitled to exercise the Option on the termination of his employment) during such period after the date on which he shall have ceased to be an Employee as shall be prescribed in the option grant. Subject to Section 7.05(d) above, such period shall be five (5) years following termination of employment by retirement at or after age sixty five (65) or after the sum of the Participant's age and years of service (as determined pursuant to The Upjohn Retirement Plan, as amended from time to time) equals or exceeds ninety two (92), and three (3) months following other termination of employment unless, prior to the expiration of such three (3) months' period, the Incentive Committee in the case of an officer or director of the Company, or the Chief Executive Officer of the Company in the case of other Employees, shall have authorized in writing, in its discretion, a five (5) year period following such termination for exercise of the Option; provided, that a lesser period or periods for exercise following retirement or other termination of employment may be prescribed by the Incentive Committee upon or prior to the option grant. Subject to the provisions of Section 7.05(d) above, if an Employee to whom an Option shall have been granted shall die while he shall be employed by the Company or one of its Subsidiaries or during the period after the termination of his employment within which the Option shall be exercisable pursuant to this Section 7.07, the Option may be exercised (but only to the extent that the Employee shall have been entitled to exercise the Option immediately prior to his death) within one (1) year from the date of the Employee's death, unless a lesser period for such exercise shall have been prescribed in the option grant.

     7.08   Stock Appreciation Rights

            (a) Stock Appreciation Rights may be granted in connection with any Option granted under the Program, either at the time of the grant of such Option or at any time thereafter during the term of the Option, or may be granted independently of the grant of an Option. Stock Appreciation Rights may also be granted in connection with any option heretofore or hereafter granted under any prior stock option plans of the Company, or as an addition to or substitution for options or stock appreciation rights granted under such plans or under the Program.

            (b) If granted in connection with an Option, Stock Appreciation Rights shall entitle the holder of the related Option, upon exercise of such Stock Appreciation Rights, to surrender the Option, or any portion thereof, to the extent unexercised, and to receive a number of shares of Common Stock, or cash, determined pursuant to the provisions of clause (c)(iii) of this Section
7.08. Such Option shall, to the extent so surrendered, thereupon cease to be exercisable. If granted independently of an Option, Stock Appreciation Rights shall entitle the holder of the Stock Appreciation Rights to receive a number of shares of Common Stock, or cash, determined pursuant to the provisions of clause (c)(iii) of this Section 7.08.

            (c) Stock Appreciation Rights shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent with the Program as shall from time to time be approved by the Incentive
Committee:

                 (i) If granted in connection with an Option, Stock Appreciation Rights shall be exercisable at such time or times and to the extent, but only to the extent, that the Option to which they relate shall be exercisable. If granted independently of an Option, Stock Appreciation Rights shall be exercisable at such time or times as shall be determined by the Incentive Committee at the time of the grant of the Stock Appreciation Rights but in no event later than the period provided in Section 7.07 for exercise of an Option.

                 (ii) Stock Appreciation Rights shall in no event be exercisable unless and until the holder of the Stock Appreciation Rights shall have completed at least twelve (12) months of continuous Service with the Company or a Subsidiary, or both, immediately following the date upon which the Stock Appreciation Rights shall have been granted. Whether authorized leaves of absence or absence for military or government service shall constitute termination of employment or interruption of continuous Service for purposes of the Program shall be determined by the Incentive Committee.

                 (iii) Upon the exercise of Stock Appreciation Rights, the holder thereof shall be entitled to receive a number of shares equal in Fair Market Value to the amount by which the Fair Market Value of one (1) share of Common Stock on the date of such exercise shall exceed the Fair Market Value of a share of Common Stock on the date of grant of the related Option if such Stock Appreciation Rights were granted in connection with an Option or on the date of grant of such Stock Appreciation Rights if such Stock Appreciation Rights were granted independently of an Option, multiplied by the number of shares in respect of which the Stock Appreciation Rights shall have been exercised. The Incentive Committee may authorize settlement of all or any part of the Company's obligation arising out of an exercise of Stock Appreciation Rights by the payment of cash equal to the aggregate Fair Market Value of shares of Common Stock (or a fraction of a share) that the Company would otherwise be obligated to deliver under the preceding sentence of this Section 7.08(c)(iii).

            (d) To the extent that Stock Appreciation Rights shall be exercised, an Option in connection with which such Stock Appreciation Rights shall have been granted shall be deemed to have been exercised for the purpose of the maximum limitations set forth in the Program. In the case of Stock Appreciation Rights granted independently of an Option, the number of shares of Common Stock in respect of which such Stock

Appreciation Rights shall be exercised shall be charged against such maximum limitations.

            (e) If so directed by the Incentive Committee, the grant of Stock Appreciation Rights may provide for payment from time to time to the holder of the Stock Appreciation Rights, either in cash or in shares of Common Stock, of amounts not exceeding the cash dividends, as and when declared or paid, that would be paid in respect of a number of shares of Common Stock equal to the number of shares subject to the Stock Appreciation Rights if such shares were held by the holder of the Stock Appreciation Rights from the time the Stock Appreciation Rights were granted to such holder to the time when they are exercised or lapse or otherwise terminate.

            (f) An Employee or, in the event of his death, his Beneficiary or the person or persons to whom the related Option or Stock Appreciation Rights are transferred by will or the laws of descent and distribution, shall have no rights as a stockholder with respect to any shares subject to Stock Appreciation Rights until he shall become a holder of record of such shares.

     7.09   Cash Payment for Options upon Change in Control

            (a) Notwithstanding any other provision of the Program or of any outstanding Option, in the event of a change in control, the Company shall pay to each optionee with respect to each Option held by the optionee, excluding Options held by officers of the Company elected by the Board of Directors that are not exercisable on the date of such change in control, an amount in cash, which shall be payable within ten (10) days after the change in control, equal to the difference between (i) the result of multiplying (A) the number of shares of Common Stock subject to each outstanding Option by (B) the market value of the Common Stock and (ii) the aggregate purchase price for such shares. Upon such payment, all Options for which such cash payment is made (and any related Stock Appreciation Rights) shall be cancelled.

            (b) If an officer of the Company elected by the Board of Directors holds an Option that is not exercisable in full on the date of a change in control and such officer remains in employment with the Company or a Subsidiary until the date such Option becomes exercisable, then, notwithstanding any other provision of the Program or of the Option, the Company shall pay to such officer on each date on which all or a portion of such Option becomes exercisable an amount equal to the difference between (1) the result of multiplying (i) the number of shares of Common Stock subject to such Option that first become exercisable on that date by (ii) the market value of the Common Stock and (2) the aggregate purchase price for such shares. If the employment of such officer terminates other than for cause, prior to the date the Option becomes exercisable in full, the Company shall pay to such officer (or, in the event of the officer's death, to the estate of the officer) within ten (10) days following termination of employment an amount equal to the difference between (A) the result of multiplying (x) the number of shares of Common Stock subject to such Option that were not exercisable upon termination of employment by (y) the market value of the Common Stock and (B) the aggregate purchase price for such shares. Upon payment, pursuant to this paragraph (b), all Options for which such cash payment is made (and any related Stock Appreciation Rights) shall be cancelled.

            (c) For purposes of this Section 7.09, a "change in control" shall mean a change in control of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on November 20, 1990, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), provided that, without limitation, such a change in control shall be deemed to have occurred (whether or not required to be reported in response to Item 1(a) of a Current Report on Form 8-K) at such time as (1) any "person", within the meaning of Section 14(d) of the Exchange Act, other than the Company or a Subsidiary or any employee benefit plan(s) sponsored by the Company or a Subsidiary, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of twenty five percent (25%) or more of the Common Stock, or (2) individuals who constitute the Board of Directors of the Company on November 20, 1990 (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters

(3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this paragraph (c), considered as though such person were a member of the Incumbent Board. In addition, for purposes of this Section 7.09, "market value" shall mean (i) in the event the change in control is the result of a cash tender offer for all of the Common Stock, the cash paid to stockholders in such tender offer or (ii) otherwise, the highest Fair Market Value of the Common Stock during the ten (10) trading day period preceding the change in control. For purposes of this Section 7.09, "cause" means (x) the willful and continued failure by an officer of the Company elected by the Board of Directors to substantially perform his duties for the Company (other than such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the officer by the Chairman of the Board of Directors or President of the Company that specifically identifies the manner in which such executive believes that the officer has not substantially performed his duties, or (y) the willful engaging by the officer in illegal conduct that is materially and demonstrably injurious to the Company.

     8.  The 1992 Performance Share Plan

     8.01   Performance Share Awards

     The Incentive Committee, with respect to corporate officers, and the Chief Executive Officer, with respect to all other eligible Participants, may, no later than March 30 of the first Compensation Year that will be included in the Award Period, grant Performance Share Awards to selected individuals in the Incentive Compensation Group. In connection with the granting of each such Performance Share Award, the Incentive Committee, with respect to corporate officers, and the Chief Executive Officer, with respect to all other eligible Participants, shall establish the Award Period and the Vesting Criteria relating thereto.

     8.02   Stock Subject to Performance Share Plan

            (a) The number of Performance Shares that may be subject to Performance Share Awards granted under the 1992 Performance Share Plan shall not exceed, in the aggregate, two million (2,000,000) shares regardless of whether any such Awards ultimately are paid in the form of shares of Common Stock or cash, or any combination thereof, and regardless of whether any such payment is deferred pursuant to Section 8.05(c) below. The number of shares of Common Stock available under the Program for purchase upon the exercise of Options or for transfer in respect of Stock Appreciation Rights shall be reduced by the number of Performance Shares that are subject to Performance Share Awards granted under the Program.

            (b) If all or any portion of the Performance Share Awards granted under this Plan fail to vest by virtue of a failure to satisfy the Vesting Criteria relating thereto, or fail to vest by virtue of the provisions of
Section 8.06 below, the number of Performance Shares subject to such nonvested Awards shall be added to the shares otherwise available for the grant of Options, Stock Appreciation Rights and Performance Share Awards, and shall not be deemed to increase the aggregate number of shares for which Options, Stock Appreciation Rights and Performance Share Awards may be granted.

            (c) The shares used to pay all or any portion of any vested Performance Share Award payable in the form of shares of Common Stock may be made available, at the discretion of the Board of Directors, from authorized but unissued shares of Common Stock, from shares of Common Stock held in the treasury of the Company from time to time or from shares acquired by the Company for the purpose of the Program, including shares purchased at any time or from time to time in the open market.

     8.03   Factors to be Considered in Granting Performance Share Awards

     Performance Share Awards shall be granted only to an Eligible Employee and only for a reason or reasons connected with employment. An Eligible Employee may be granted more than one Performance Share Award, but only during the term of the Program. In making any determination as to Eligible Employees to whom Performance Share Awards shall be granted and as to the number of shares for which such Awards may be granted, the Incentive Committee shall in each case consider the factors set forth in Section 7.03(a) above.

     8.04   Performance Shares

            (a) The holder of a Performance Share Award shall not have any of the rights of a stockholder with respect to any Performance Shares unless and until such holder shall become a holder of record of shares of Common Stock paid in respect of such Award.

            (b) Notwithstanding Section 8.04(a) above, at the discretion of the Incentive Committee, as determined at the commencement of each Award Period, Dividend Equivalents may be credited with respect to Performance Share Awards during the Award Period relating thereto and until all such Performance Share Awards that have vested and become distributable are paid, as and whenever a cash dividend is declared and paid upon shares of Common Stock. Credits in respect of Dividend Equivalents shall be applied, as and when cash dividends are declared and paid on shares of outstanding Common Stock, toward the credit of a number of additional whole shares of Common Stock based upon the Fair Market Value of a number of shares equal to such credits at the time of such credits. Dividend Equivalents may in turn be credited upon the additional shares so credited. Any additional shares so credited pursuant to this subsection (b), together with any cash not credited toward the credit of whole shares, may be distributed in such form as the Incentive Committee may determine, at such time or times as the Performance Share Awards in respect of which such Dividend Equivalents were credited may have become vested and be distributed. In case the time or times of vesting and distribution of such Performance Share Awards shall occur after the record date of a dividend constituting a Dividend Equivalent but prior to the date of payment of such dividend, the Dividend Equivalent in respect of such dividend may be paid or credited as of the date of payment of such dividend.

     8.05   Time and Form of Payment of Performance Share Awards

            (a) Performance Share Awards shall be paid, subject to the provisions of Section 8.05(b) and (c) below, as soon as practicable after the Incentive Committee, with respect to corporate officers, and the Chief Executive Officer, with respect to all other eligible Participants, shall determine that the Vesting Criteria relating thereto have been satisfied.

            (b) The Incentive Committee, with respect to corporate officers, and the Chief Executive Officer, with respect to all other eligible Participants, shall have sole discretion to determine the form of payment. Payment may be in any number of shares of Common Stock up to the number of Performance Shares subject to the vested portion of a Performance Share Award, plus a cash payment measured by the

Fair Market Value of such Performance Shares not distributed in the form of shares of Common Stock.

            (c) All distributions otherwise payable pursuant to the provisions of Section 8.05(a) and (b) above may be deferred in accordance with the elections made by the recipient pursuant to the provisions of Section 6.04 above prior to February 1st of the most recent Compensation Year included within the Award Period and, if so deferred, shall be subject to the payment options set forth in Section 6.04(b) above and the provisions of Section 6.06(a) above, except that any deferred amounts will be paid within ten (10) days following a "change in control" (as defined in Section 7.09 hereof).

     8.06   Termination of Employment During an Award Period

            (a) Except as otherwise provided in Section 8.06(b) below, if the recipient of a Performance Share Award shall terminate employment with the Company during an Award Period (i) due to retirement at or after age sixty five
(65); (ii) within two years without cause following a "change in control" (as defined in Section 7.09 hereof) which shall be deemed to be a reason approved by the Incentive Committee; or (iii) for any other reason approved by the Incentive Committee, such Performance Share Award shall remain outstanding until the conclusion of the Award Period relating thereto, and if applicable, shall continue to be credited with Dividend Equivalents. Such Performance Share Award shall vest and become distributable in accordance with the provisions of the

Performance Share Plan if the Vesting Criteria relating thereto are satisfied at the conclusion of such Award Period.

            (b) If a recipient of a Performance Share Award dies during an Award Period, the Incentive Committee with respect to corporate officers, and the Chief Executive Officer with respect to all other eligible Participants, may, with respect to all or any portion of such Award, deem such individual to have terminated employment with the approval of the Incentive Committee pursuant to the provisions of Section 8.06(a) above. Any payments in respect of any such Award shall be made to such recipient's Beneficiary.

            (c) Except as otherwise provided in Section 8.06(a) or (b) above, if the recipient of a Performance Share Award shall terminate employment with the Company during an Award Period for any reason, including without limitation, termination by the Company without cause, any Performance Share Awards (and any Dividend Equivalents credited with respect thereto) previously granted to such recipient that are not vested as at the date of such termination of employment shall be cancelled. Any Performance Shares subject to such cancelled Awards shall be added to the shares otherwise available for grant under the Program pursuant to the provisions of Section 8.02(b) above.

     8.07   Nontransferability of Performance Shares and Performance Share
            Awards

            (a) Until such time as Performance Share Awards vest and become distributable, such Awards, the Performance Shares subject to such Awards, and any Dividend Equivalents credited in respect thereof shall be nontransferable, except as provided in Section 8.06(b) above.

            (b) To the extent that payment of any vested Performance Share Awards has been deferred by a recipient pursuant to the provisions of Section 8.05(c) above, the deferred portion of such Award shall, in the event of the death of such recipient prior to the full distribution of such deferred amount, be distributed to the recipient's Beneficiary in accordance with the provisions of the Plan.

     8.08   Administration

     Performance Share Awards shall be subject to such other terms and conditions not inconsistent with the 1992 Performance Share Plan as shall from time to time be approved by the Incentive Committee.

     9.  General Provisions

     9.01   Termination of Employment

     Neither the adoption of the Program nor its operation, nor any booklet or other document describing or referring to the Program, or any part thereof, shall confer upon any Employee any right to continue in the employ of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to dismiss or otherwise terminate the employment of any Employee at any time for any reason with or without cause. If the Company or a Subsidiary shall terminate the employment of a Participant for any reason, whether or not for cause, the Company (or, if applicable, the Subsidiary) shall incur no liability to the Participant due to the inability of the Participant by reason of such termination to exercise thereafter any Option or Stock Appreciation Right theretofore granted to the Participant by the Company or to receive payment of any Award under the Program or to be eligible thereafter for any Award or grant of an Option or Stock Appreciation Right under the Program.

     9.02   Consent

     By accepting participation in or any benefits under the Program, each member of the Incentive Compensation Group, each Participant, and each person claiming under or through him, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action or decision taken or made or to be taken or made under the Program by the Company, the Board of Directors and the Incentive Committee.

     9.03   Withholding

     Appropriate provision shall be made for all taxes required to be withheld from Incentive Compensation Awards, and in connection with Options and Stock Appreciation Rights and the exercise thereof and in connection with payment of Performance Share Awards, under the applicable laws or other regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign, including, but not limited to, the withholding of payment of all or any portion of such Award or the transfer of shares pursuant to exercise of an Option or a Stock Appreciation Right until the Participant reimburses the Company for the amount the Company believes to be required to be withheld with respect to such taxes, or canceling any portion of an Award in an amount sufficient to reimburse itself for the amount it believes to be required to be so withheld, or selling any property contingently credited by the Company for the purpose of paying such Award, in order to withhold or reimburse itself for the amount it believes to be required to be so withheld.

     9.04   Situs and Governing Law

     The place of administration of the Program shall be conclusively deemed to be within the State of Delaware, and the validity, construction, interpretation and administration of the Program and of any rules and regulations or determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder shall be governed by, and determined exclusively and solely in accordance with, the laws of the State of Delaware. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Program, or any payment or Award made or purportedly made under or in connection therewith, must be commenced shall be governed by the laws of the State of Delaware, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

     9.05   Communications

     Any communication under the Program to the Board of Directors shall be deemed to have been delivered to the Board when delivered to the Secretary of the Company for transmission to the Board, irrespective of whether the Board shall then be in session. Any communication under the Program to the Incentive Committee shall be deemed to have been delivered to the Incentive Committee when delivered to the Secretary of the Incentive Committee for transmission to the Incentive Committee, irrespective of whether the Incentive Committee shall then be in session.

     9.06   Deadlines

     If any day on or before which action under the Program must be taken falls on a Saturday, Sunday or legal holiday, such action may be taken on the next succeeding day not a Saturday, Sunday or legal holiday.

     9.07   Headings

     Headings are given to the sections of the Program solely as a convenience to facilitate reference; neither such headings nor numbering or paragraphing shall be deemed in any way material or relevant to the construction of the Program or any provisions thereof.

     9.08   Gender and Number

     The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

     10.    Amendment or Repeal

     10.01  In General

     Subject to the provisions of Sections 10.02 and 10.03 below, the Program may be amended or repealed by the stockholders of the Company or, if, as and when the Incentive Committee shall recommend, but not otherwise, by the Board of Directors.

     10.02  Stockholder Approval

     Only the stockholders of the Company may amend the provisions of the
Program:

            (a) so as to increase Maximum Incentive Compensation for any Compensation Year above that authorized by the provisions of the Program, but amendment of the Program so as to change the form or terms of payment of Incentive Compensation Awards from those provided in the Program shall not be deemed to increase Maximum Incentive Compensation, provided that the Fair Market Value of all property transferred in payment of Incentive Compensation Awards shall not exceed Maximum Incentive Compensation, nor shall Maximum Incentive Compensation be deemed increased as the result of an increase in value of capital stock or other property in which an Award under the Program shall be payable or by which payment of an Award shall be measured or as the result of any dividends, Dividend Equivalents, interest, interest equivalents or similar increment paid or payable in respect of any Award;

            (b) so as to increase the maximum number of shares that may be purchased upon exercise of Options granted under the Program, transferred in respect of Stock Appreciation Rights or transferred or paid in respect of Performance Share Awards, except as authorized by the provisions of Section 4 above, or so as to decrease the minimum option price provided for in Section
7.04 above, except as so authorized;

            (c) so as materially to increase the benefits accruing to Participants under the Program or materially to modify the requirements as to the eligibility for participation in the Program;

            (d) so as to extend the term of the Program or the period during which Options may be exercised;

            (e) so as to change the provisions of Section 3.01 above relating to the Incentive Committee; or

            (f)  so as to change the provisions of this Section 10.

     10.03  Benefit Reduction

     The provisions of the Program, as in effect on November 15 of any Compensation Year, shall in all respects remain in effect with respect to any Incentive Compensation Award, or installment thereof, made or to be made or payable for such Compensation Year, notwithstanding the amendment or repeal of the Program subsequent to November 15 of such Compensation Year by either the Board of Directors or the stockholders. Neither the termination of the Program by expiration or otherwise, nor any amendment thereof shall, without the consent of the Participant, adversely affect his rights under an unexpired Option, Stock Appreciation Right or Performance Share Award granted to him, or under an Incentive Compensation Award made to him, prior to such termination or amendment.